Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-2774727 (I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, NY (212) 525-5600 (Address of principal executive offices)	10018-2706 (Zip Code)

Warren L. Tischler, SVP
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

WICKES INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3554758 (I.R.S. Employer Identification No.)

706 North Deerpath Drive Vernon Hills, Illinois (847) 367-3400 (Address of principal executive offices)	60061 (Zip Code)

Senior Secured Notes due 2005
(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

2

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)		Not applicable.

T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2002), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of December, 2002.

HSBC BANK USA

By:	/s/ Frank J. Godino

Frank J. Godino Vice President

Exhibit T1A (vii)

Federal Financial Institutions Examination Council	Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires March 31, 2004

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031	(19980930)
Report at the close of business June 30, 2002	(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Gerald A. Ronning

Signature of Officer Authorized to Sign Report

8/15/02

Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Youssef Nasr

Director (Trustee)

/s/ Bernard J. Kennedy

Director (Trustee)

/s/ Sal H. Alfieri

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number        00589

http://WWW.BANKING.US.HSBC.COM

          Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
          (Example: www.examplebank.com)

HSBC Bank USA

Legal Title of Bank (TEXT 9010)

Buffalo

City (TEXT 9130)

N.Y.	14203

State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA	of Buffalo

Name of Bank	City

in the state of New York, at the close of business June 30, 2002

	Thousands of dollars

ASSETS
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$1,816,157
b. Interest-bearing balances		1,658,723
Held-to-maturity securities		3,669,450
Available-for-sale securities		12,554,394
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		5,979,340
Loans and lease financing receivables:
Loans and leases held for sale		$2,553,658
Loans and leases net of unearned income	$39,015,047
LESS: Allowance for loan and lease losses	538,987
Loans and lease, net of unearned income, allowance, and reserve		$38,476,060
Trading assets		11,359,431
Premises and fixed assets		737,811
Other real estate owned		11,103
Investments in unconsolidated subsidiaries		246,227
Customers’ liability to this bank on acceptances outstanding		93,300
Intangible assets: Goodwill		2,162,325
Intangible assets: Other intangible assets		479,872
Other assets		2,384,822
Total assets		84,182,673
LIABILITIES
Deposits:
In domestic offices		38,513,703
Non-interest-bearing	5,001,941
Interest-bearing	33,511,762
In foreign offices		17,807,757
Non-interest-bearing	426,703
Interest-bearing	17,381,054

Thousands of dollars

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices	1,176,485
b. Securities sold under agreements to repurchase	704,247
Trading Liabilities	6,301,519
Other borrowed money	8,535,736
Bank’s liability on acceptances	93,300
Subordinated notes and debentures	1,548,908
Other liabilities	2,440,222
Total liabilities	77,121,877
Minority Interests in consolidated Subsidiaries	172
EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common Stock	205,000
Surplus	6,440,465
Retained earnings	316,467
Accumulated other comprehensive income	98,692
Other equity capital components	—
Total equity capital	7,060,624
Total liabilities, minority interests and equity capital	84,182,673